1995 Incentive Stock Option Plan
                        Imaging Diagnostic Systems, Inc.

     1. PURPOSE OF THE PLAN. Under this Stock Option Plan (the "Plan") of Imaging Diagnostic Systems, Inc. (the "Company") options may be granted to eligible employees to purchase shares of the Company's capital stock. The plan is designed to enable the Company to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify.

     2. STOCK SUBJECT TO PLAN. The maximum number of shares of stock for which options granted hereunder may be exercised shall be five percent (5%) of the issued and outstanding shares of common stock without par value, subject to the adjustments provided in Sections 6 and 11. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are canceled may again be subject to options under the Plan. However, if stock appreciation rights are granted with respect to any options under this Plan, the total number of shares of stock for which further options may be granted under this Plan shall be irrevocably reduced not only when there is an exercise of an option granted under this Plan, but also when such option is surrendered upon an exercise of a stock appreciation right granted under this Plan, in either case by the number of shares covered by the portion of such option which is exercised or surrendered. When the exercise price for an option granted under this Plan is paid with previously outstanding shares or with shares as to which the option is being exercised, as permitted in Section 9, the total number of shares of stock for which further options may be granted under this Plan shall be irrevocably reduced by the total number of shares for which such option is thus exercised, without regard to the number of shares received or retained by the Company in connection with that exercise.

     3. ELIGIBLE EMPLOYEES. The employees eligible to be considered for the grant of options hereunder are "key employees" to be designated by the Board of Directors in its sole discretion.

     4. MINIMUM EXERCISE PRICE. The exercise price for each option granted pursuant to Section 422 of the IRC shall not be less than 100% of the fair market value of the stock at the date of the grant of the option and 110% for those eligible employees that


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own 10% or more of the issued and outstanding shares of common stock of the
Company. Any other option exercise price shall be set by the Board of Directors.

     5. NONTRANSFERABILITY. Any option granted under this Plan shall by its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

     6. ADJUSTMENTS. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

     7. MAXIMUM OPTION TERM. No option granted under this Plan may be exercised in whole or in part more than ten (10) years after its date of grant or, in the case of an eligible employee that owns ten percent (10%) or more of the shares of common stock that are issued and outstanding, five (5) years after the date of grant.

     8. PLAN DURATION. Options may not be granted under this Plan more than ten years after the date of the adoption of this Plan, or of shareholder approval thereof, whichever is earlier.

     9. PAYMENT. Payment for stock purchased upon any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise, except that, if and to the extent the instrument evidencing the option so provides and if the Company is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise. If and while payment with stock is permitted for the exercise of an option granted under this Plan in accordance with the foregoing provision, the person then entitled to exercise that option may, in lieu of using previously


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outstanding shares therefor, use some of the shares as to which the option is then being exercised.

     10. ADMINISTRATION. The Plan shall be administered by the Company's board of directors (the "Board") or, at the discretion of the Board, by a committee (the "Committee") of not less than two members of the Board each of whom shall not at any time within one year prior to his service as an administrator of the Plan or during such service have received a grant or award of equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates.
     The interpretation and construction by the Committee of any term or provision of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board in which event such determination by the Board shall be final. The Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan.
     Subject to the provisions of this Plan or, by delegation form the Board, the Committee, shall have full and final authority in its discretion to select the employees to be granted options, to grant such options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.

     11. CORPORATE REORGANIZATIONS. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of stock of the representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction


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causing such termination as the Company shall designate, to exercise the unexercised portions of this Option, including the portions thereof which would, but for this Section entitled "Corporate Reorganization," not yet be exercisable. The instrument evidencing any options may also provide for such acceleration of otherwise unexercisable portions of the option upon other specified events or occurrences, such as involuntary terminations of the option holder's employment following certain changes in the control of the Company.

     12. STOCK APPRECIATION RIGHTS. If the instrument evidencing the option so provides, an option granted under this Plan (herein sometimes referred to as the "corresponding option") may include the right (a "Stock Appreciation Right") to receive an amount equal to some or all of the excess of the fair market value (determined in a manner specified in the instrument evidencing the corresponding option) of the shares subject to unexercised portions of the corresponding option over the aggregate exercise price for such shares under the corresponding option as of the date the Stock Appreciation Right is granted. The amount payable upon exercise of a Stock Appreciation Right may be settled by payment in cash or in shares of the class then subject to this Option (valued on the basis of their Fair Market Value on the date of the Stock Appreciation Right is exercised), or in a combination of cash and such shares so valued
     No Stock Appreciation Right may be exercised, in whole or in part, (a) other than in connection with the contemporaneous surrender without exercise of such corresponding option or the portion thereof that corresponds to the portion of the Stock Appreciation Right being exercised, or (b) except to the extent that the corresponding option or such portion thereof is exercising on the date of the exercise of the Stock Appreciation Right by the person exercising the Stock Appreciation Right, or (c) unless the class of stock then subject to this Option is then Publicly Traded(as defined herein below). For purposes of this paragraph "Publicly Traded" shares are those which are listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated quotation system ("NASDAQ") operated by the NASD, or the OTC Bulletin Board.

     13. RESTRICTED STOCK. If the instrument evidencing the option so provides, shares of stock issued on exercise of an option granted under this Plan may upon issuance be subject to the following restrictions (and, as used herein, "restricted stock" means shares issued on exercise of options granted under this Plan which are still subject to restrictions imposed under this Section 13 that have not yet expired or terminated):


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         (a) shares of restricted stock may not be sold or otherwise transferred or hypothecated;
         (b) if the employment of the holder of shares of restricted stock with Company is terminated for any reason other than his death, normal or early retirement in accordance with his employer's established retirement policies or practices, or total disability, the Company shall have the option for sixty (60) days after such termination of employment to purchase for cash all or any part of his restricted stock at the lesser of (i) the price paid therefor by the holder, or (ii) the fair market value of the restricted stock on the date of such termination of employment (determined in a manner specified in the instrument evidencing the option); and,
         (c) as to the shares of stock affected thereby, any additional restrictions that may be imposed on particular shares of restricted stock as specified in the instrument evidencing the option.

     The restrictions imposed under this Section 13 shall apply as well to all shares of other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, merger, consolidation or reorganization, but such restrictions shall expire or terminate at such time or times as shall be specified therefor in the instrument evidencing the option which provides for the restrictions.

     14. FINANCIAL ASSISTANCE. The Company is vested with authority under this Plan to assist any employee to whom an option is granted hereunder in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security as shall have authorized by or under authority of the Board.

     15. AMENDMENT AND TERMINATION. The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to this Plan or any of his rights under such option. Except as herein provided, no such action of the Board, unless taken with approval of the shareholders of the Company, may:
         (a) increase the maximum number of shares for which options granted under this Plan may be exercised;
         (b) reduce the minimum permissible exercise price;
         (c) extend the ten-year duration of this Plan set forth herein; or
         (d) alter the class of employees eligible to receive options under the Plan.